EXHIBIT 10.7

WAIVER AND AMENDMENT

TO

FACILITY AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN
OF US$52,305,238.13

dated June 10, 2015,

DRY BULK AMERICAS LTD.
and
DRY BULK AUSTRALIA LTD.
as Joint and Several Borrowers,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

ING BANK N.V., LONDON BRANCH
as Facility Agent and as Security Trustee

AND

INTERNATIONAL SHIPHOLDING CORPORATION
and
GULF SOUTH SHIPPING PTE. LTD,
as Guarantors

Dated as of January 29, 2016

WAIVER AND AMENDMENT

THIS WAIVER AND AMENDMENT (this “Waiver”) is dated as of January 29, 2016, by and among (1) DRY BULK AMERICAS LTD., a corporation organized and existing under the laws of the British Virgin Islands (“Dry Bulk Americas”) and DRY BULK AUSTRALIA LTD., a corporation organized and existing under the laws of the British Virgin Islands (“Dry Bulk Australia”), as joint and several borrowers (the “Borrowers” and each a “Borrower”), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Guarantor”) and GULF SOUTH SHIPPING PTE. LTD, a corporation organized and existing under the laws of Singapore (the “GSS Guarantor”), as guarantors (3) the banks and financial institutions listed on Schedule I to the Facility Agreement, as lenders (together with any bank or financial institution which becomes a lender pursuant to Section 12 of the Facility Agreement, as defined below, the “Lenders” and each a “Lender”), and (4) ING BANK N.V., London branch, as facility agent (in such capacity including any successor thereto, the “Facility Agent”), as security trustee for the Lenders (in such capacity, the “Security Trustee” and, together with the Facility Agent, the “Agents”), and is supplemental to the Senior Secured Term Loan Facility Agreement dated as of June 10, 2015, entered into by and among the Borrowers, the Guarantor, the Lenders and the Agents, (as amended, supplemented or otherwise modified from time to time, the “Facility Agreement”).

W I T N E S S E T H T H A T:

WHEREAS, the Guarantor has requested that the Lenders waive application of certain financial covenants contained in Sections 9.3(b), (c) and (e) of the Facility Agreement and the Event of Default that would result from the breach of Section 9.1(x) of the Facility Agreement;

WHEREAS, on September 30, 2015, the Lenders and Borrowers entered into a Waiver and Agreement (“Waiver No. 1”) which waived application of certain financial covenants contained in the Facility Agreement;

WHEREAS, on October 23, 2015, the Lenders and Borrowers entered into a Waiver and Amendment (“Waiver No. 2”) which extended the waivers granted pursuant to Waiver No. 1 and amended certain terms of the Facility Agreement;

WHEREAS, on November 4, 2015, the Lenders and Borrowers entered into a Waiver and Amendment (“Waiver No. 3”) which extended the waivers granted pursuant to Waiver No. 2 and amended certain terms of the Facility Agreement;

WHEREAS, on November 16, 2015, the Lenders and Borrowers entered into a Waiver and Amendment (“Waiver No. 4”) which extended the waivers granted pursuant to Waiver No. 3 and amended certain terms of the Facility Agreement;

WHEREAS, on December 30, 2015, the Lenders and Borrowers entered into a Waiver Agreement (“Waiver No. 5”) which extended the waivers granted pursuant to Waiver No. 4, and granted certain additional waivers; and

WHEREAS, the Lenders are willing to extend the waivers granted pursuant to Waiver No. 5 and grant certain additional waivers upon the terms and subject to the conditions contained in this Waiver.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1. Definitions. Unless otherwise defined herein, words and expressions defined in the Facility Agreement have the same meanings when used herein.

2. Representations and Warranties. Each of the Security Parties and the GSS Guarantor hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Facility Agreement and the Note (updated mutatis mutandis).

3. No Defaults. Each of the Security Parties and the GSS Guarantor hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4. Performance of Covenants. Each of the Security Parties and the GSS Guarantor hereby reaffirms that, other than as specifically waived hereby, it has duly performed and observed the covenants and undertakings set forth in the Facility Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5. Waiver. Subject to the continued compliance by each of the Security Parties and the GSS Guarantor with the provisions contained herein, in the Facility Agreement and in the other Transaction Documents and upon the condition that no creditor under any debt instrument or facility which the Guarantor or any of its Subsidiaries are party to or in respect of which the Guarantor or any of its Subsidiaries have repayment obligations (collectively, “Other  ISH Debt Facilities”), has taken any enforcement action, the Creditors hereby agree to waive application of (i) Section 9.1(x) permanently and (ii) Sections 9.3(b), 9.3(c) and 9.3(e) through March 31, 2016 (or such earlier date when the financial covenants under the Other ISH Debt Facilities are tested again or the waiver under any of the Other ISH Debt Facilities is rescinded, has expired or otherwise not in force and effect) (the “Waiver Expiration Date”). For the avoidance of doubt, the waiver granted herein shall be rescinded, and application of the aforementioned provisions of the Facility Agreement shall be reinstated, if any of the conditions to the waiver is breached. The Security Parties and the GSS Guarantor hereby agree and acknowledge that all financial covenants, including those set forth in Section 9.3(b), 9.3(c) and 9.3(e), shall be tested on the Waiver Expiration Date in the absence of any further waiver or amendment to the Facility Agreement.

6.Amendment to the Facility Agreement. Section 5.3(b) of the Facility

Agreement is hereby amended by amending and restating such Section in its entirety as follows:

“(b) Upon (i) the sale or other disposition (including any sale and leaseback transaction and any sale or issuance of equity interests) of any other property (including, for the avoidance of doubt, any vessel not mortgaged in favor of the Security Trustee) owned by the Guarantor or any of its Subsidiaries, or (ii) the date on which the insurance proceeds in respect of the Total Loss (as defined below) of any other vessel owned by the Guarantor or any of its Subsidiaries are received by the Guarantor or the relevant Subsidiary, the Guarantor shall apply (or cause to be applied) such sale or insurance proceeds as follows:

first, in repayment of the outstanding obligations owed to the relevant mortgagee (if any) of such vessel pursuant to the terms of the relevant mortgage instrument;

second, (i) if the Guarantor or any of its Subsidiaries voluntarily chooses to (or is mandatorily required to) prepay or repay any of the Other ISH Debt Facilities, the remaining proceeds will then be applied in repayment of (x) the Facility and other amounts outstanding under or in connection therewith in the order of priorities selected by the Facility Agent in its sole discretion and (y) such Other ISH Debt Facilities pro rata; and

(ii) in case of the sale of the Headquarters, in repayment of the Facility and the Other ISH Debt Facilities, pro rata based on the outstanding amounts thereof on the date thereof.”.

“Total Loss” means:

(a) actual, constructive or compromised or arranged total loss of a vessel;
(b) requisition for title or other compulsory acquisition of a vessel (otherwise than by requisition for hire) which shall continue for thirty (30) days; or

(c) capture, seizure, arrest, detention or confiscation of a vessel by any government or by persons acting or purporting to act on behalf of any government unless the vessel be released and restored to its owner from such capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof.

7.Further Covenants.

(a)

Asset Sales. The Security Parties shall provide to the Facility Agent evidence, satisfactory to the Facility Agent, that the Security Parties have received the proceeds of the sale of (i) the NAIDA RAMIL on or prior to February 28, 2016 and (ii) each of Frascati Shops, Inc. and Tower, LLC on or prior to February 28, 2016.

(b)

Retention Account. Beginning on March 3, 2016, the Security Parties shall make payments on the third Banking Day of each month to the account designated as a “retention account” in the name of a Borrower with ING Bank N.V. in an amount equal to $800,000 (collectively, the “Retention Payments”) until such time as the outstanding principal balance of the Facility is less than $800,000 and hereby authorize ING Bank N.V. to transfer to the Facility Agent the Retention Payments on each Payment Date.

(c)

Prepayment. On or prior to January 31, 2016, the Security Parties shall prepay the Facility, in accordance with the terms of the Facility Agreement, in an amount such that the outstanding principal balance of the Facility does not exceed $4,000,000.

(d)

Asset Maintenance. If at any time after January 31, 2016 (i) the aggregate scrap value of the BANDA SEA and the BALI SEA is less than 150% of the outstanding amount of the Facility or (ii) the aggregate of the lower of two valuations of each of the BANDA SEA and the BALI SEA provided by two brokers in an orderly liquidation scenario, given a reasonable period of time to find a buyer, with the Security Parties being compelled to sell on an “as is, where is” basis is less than 250% of the outstanding amount of the Facility, the Borrowers shall, within a period of thirty (30) days following receipt by the Borrowers of written notice from the Facility Agent notifying the Borrowers of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrowers), either (1) prepay such amount of the Facility (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.5) as shall result in the elimination of such shortfall, or (2) place on charged deposits with the Facility Agent an amount in Dollars (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.5) as shall result in the elimination of such shortfall.

(e)

Charter Assignment. Within ten (10) Banking Days of the date hereof, the GSS Guarantor shall deliver to the Facility Agent an executed Earnings and Charterparties Assignment in respect of (i) the time charter agreement between the GSS Guarantor and CG Railway, Inc. dated July 1, 2000 in respect of the BALI SEA and (ii) the time charter agreement between the GSS Guarantor and CG Railway, Inc. dated July 1, 2000 in respect of the BANDA SEA.

(f)

Waivers for Other ISH Debt Facilities. The Guarantor shall provide to the Facility Agent a copy of any waiver agreement, amendment, supplement or other modification that is hereafter entered into in connection with any other ISH Debt Facility.

(g)

GSS Guarantor. The parties hereto hereby agree that a default by any Security Party or the GSS Guarantor in the performance or observance of any covenant contained in this Waiver shall constitute an Event of Default.

8. Expenses. The Security Parties and the GSS Guarantor hereby agree to pay to the Facility Agent all reasonable expenses related to this Waiver, including any expenses of preparation, negotiation, execution and administration of this Waiver and any document or instrument required to be delivered herein, and the reasonable fees and disbursements of the Creditors’ counsel in connection herewith and any and all expenses incurred in connection with the enforcement or defense of any of the Agents’ and the Lenders’ rights or remedies or in the preservation of the Agents’ and the Lenders’ priorities under the documentation executed and delivered in connection with the Facility or any restructuring (actual or contemplated) of the Facility.

9. No Other Waiver or Amendment. All other terms and conditions of the Facility Agreement shall remain in full force and effect and the Facility Agreement shall be read and construed as if the terms of this Waiver were included therein by way of addition or substitution, as the case may be.

10. Conditions Precedent to the Effectiveness of this Waiver. The effectiveness of this Waiver shall be expressly subject to the following conditions precedent:
(a)	This Waiver. The Borrowers and the Guarantor shall have duly executed and delivered this Waiver to the Facility Agent;
(b)

Interest, Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses (including reasonable legal fees) due under or in connection to the Facility Agreement; and

(c)

Waivers for Other ISH Debt Facilities. The Guarantor shall have secured a waiver under each of the Other ISH Debt Facilities in respect of any potential breach under such facility in form and substance reasonably satisfactory to the Facility Agent and provide to the Facility Agent a copy of any such waiver.

11. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

12. Counterparts. This Waiver may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

13. Headings; Amendment. In this Waiver, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Waiver. This Waiver cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Waiver by its duly authorized representative on the day and year first above written.

DRY BULK AMERICAS LTD.,

As Borrower

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

DRY BULK AUSTRALIA LTD.,

As Borrower

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

INTERNATIONAL SHIPHOLDING CORPORATION,

As Guarantor

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: President

GULF SOUTH SHIPPING PTE. LTD.,

As Guarantor

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

ING BANK N.V., LONDON BRANCH,

As Facility Agent, Security Trustee and Lender

By: /s/ Adam Byrne

Name: Adam Byrne

Title: Managing Director

By: /s/ Robartus Krol

Name: Robartus Krol

Title: Director